Exhibit 4.3

SHARE EXCHANGE AGREEMENT

Effective Date:	October 16, 2001

BETWEEN:
DATATAX BUSINESS SERVICES LIMITED, a corporation incorporated pursuant to the laws of the Province of Ontario

(referred to in this agreement as the “Shareholder”)

- and -

LIBERTY TAX HOLDING CORPORATION, a corporation incorporated pursuant to the laws of the Province of Ontario

(referred to in this agreement as the “Corporation”)

- and -

LIBERTY TAX SERVICE INC., a corporation incorporated
Pursuant to the laws of the Province of Manitoba;

(referred to in this agreement as “Liberty”)

- and -

JTH TAX INC., a corporation incorporated pursuant to the laws of the State of Delaware;

(referred to in this agreement as “JTH”)

BACKGROUND

A.                                   WHEREAS the outstanding shares of Liberty consist of 250 common shares, beneficially owned as follows:

150	-	JTH Tax Inc.
100	-	Datatax Business Services Limited.

B.                                     AND WHEREAS Datatax, JTH and Liberty are parties to a Shareholders Agreement dated May 31, 1997 (the “Shareholders Agreement”).

C.                                     AND WHEREAS Section 3.3 of the Shareholders Agreement contains first rights of refusal.

D.                                    AND WHEREAS JTH by executing this agreement is consenting to waiving its first right of refusal.

E.                                      AND WHEREAS JTH has caused the Corporation to be incorporated by filing Articles of Incorporation on October 16, 2001.

F.                                      AND WHEREAS the Shareholder desires to dispose of its 100 common shares (the “Old Shares”) in the capital of Liberty to the Corporation as provided in a Stock Purchase and Investment Representation Agreement of even date herewith, which, among other things, provides for the Shareholder to receive 100,000 Exchangeable shares in the capital of the Corporation, (the “New Shares”) having an aggregate redemption value equal to the fair market value of the Old Shares.

ARTICLE 1 - GENERAL PROVISIONS

1.1                                                                                 Words importing the singular number include the plural and vice versa, and words importing the masculine gender include the feminine and neuter genders, as the context requires.

1.2                                                                                 This agreement constitutes the parties’ entire agreement and contains all representations and warranties made by either of them.  There are no oral representations or warranties of any kind which bind the parties.  This agreement may not be modified or amended except by written instrument signed by the parties or by an amendment to the face of this agreement initialled by the parties.

1.3                                                                                 This agreement shall be construed and enforced in accordance with and the rights of the parties shall be governed by the laws of the Province of Ontario.

1.4                                                                                 Time is of the essence of this agreement.

1.5                                                                                 If a court finds a provision of this agreement to be unenforceable, then this agreement remains enforceable as a whole and is to be interpreted as if the provision found to be unenforceable had never been part of this agreement.

1.6                                                                                 Any schedules or other documents attached to or referred to in this agreement are an integral part hereof.

1.7                                                                                 Each of the parties agrees to execute and deliver whatever further documents and to take whatever further steps the other party reasonably requests to more effectively complete or implement any matter provided for in this agreement.  The party requesting the further document or action shall be responsible for the out-of-pocket expenses of the party carrying out such request.

1.8                                                                                 No party may assign this agreement without the consent of the other or unless specifically permitted to do so by the terms of this agreement.  All of the terms of this agreement bind and are enforceable by the parties, their legal personal representatives, successors and permitted assigns.

1.9                                                                                 The provisions of this agreement, other than any provision with a specified duration, do not merge with the closing of the transaction herein contemplated but survive indefinitely.

1.10                                                                           Any notice required or permitted to be given pursuant to this agreement shall be in writing and shall be personally delivered or sent by prepaid courier service or by mail to the party to whom notice is to be given at the last known address of that party.  Notices are deemed to have been received on the date of personal delivery or delivery by courier service or, if sent by mail, on the second business day following the day of mailing.

ARTICLE 2 - DISPOSITION OF OLD SHARES

2.1                                 The Corporation hereby agrees to allot and issue to the Shareholder, as of October 15, 2001, the New Shares, as consideration for the disposition to the Corporation by the Shareholder of the Old Shares.

2.2                                 The Corporation hereby agrees that it shall add to the stated capital account in respect of the New Shares an amount equal to the aggregate stated capital of the Old Shares.

2.3                                 The Corporation covenants and agrees with the Shareholder to execute jointly with the Shareholder an election under section 85(1) (or other relevant section) of the Income Tax Act (Canada) in the form and manner prescribed for such election by the said Act and to file such election within the time prescribed by the said Act, and the Corporation further agrees that the amount specified in such election as the “agreed amount” in respect of the disposition by the Shareholder of the Old Shares to the Corporation shall be an amount to be determined in the sole discretion of the Shareholder (provided that the same is within the parameters established by said section 85(1)).

ARTICLE 3 - PRICE ADJUSTMENT PROVISIONS

The parties acknowledge and agree that it is their mutual determination that the fair market value of the New Shares to be received by the Shareholder as consideration for the disposition of the Old Shares to the Corporation is equal to the fair market value of the Old Shares.

ARTICLE 4 - SHARE EXCHANGE PROVISIONS

JTH, the Corporation and the Shareholder acknowledge the terms of the share exchange provisions that are part of the Articles of Incorporation of the Corporation and that are attached hereto as Exhibit A, agree that the share exchange provisions shall have the effect of a binding agreement among them, and agree to take all such actions as shall be respectively required of them in order to carry out the terms of the share exchange provisions.  Shareholder acknowledges that pursuant to Section 13.5 of the share exchange provisions, JTH shall have the right to assign certain of its rights and obligations under the share exchange provisions.

INTENDING TO BE LEGALLY BOUND as of the effective date set out on page one hereof, the parties have executed this agreement.

DATATAX BUSINESS SERVICES LIMITED
Per:
/s/ James Gary Ibbotson
James Gary Ibbotson, President

LIBERTY TAX HOLDING CORPORATION
Per:

Steven Sardo, President

LIBERTY TAX SERVICE LTD.
Per:

Steven Sardo, President

JTH TAX INC.
Per:

/s/ John Hewitt
John Hewitt, President

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For Ministry Use Only A l’usage exclusif du ministère	EXHIBIT A	Ontario Corporation Number Numéro de la société en Ontario 1483313

Ministry of Consumer and	Ministèro des Services aux consommateurs at aux entreprises CERTIFICAT Ceci certifie que les présents status entrent en vigueur le
Ontario Business Services CERTIFICATE This is to certify that these articles are effective on

OCTOBER 1 6 OCTOBRE, 2001

/s/ [ILLEGIBLE]
Director / Directrice Business Corporations Act / Lol sur les sociétés par actions

Form 1 Business Corporations Act	Formule numéro 1 Lot sur les sociétés par actions

ARTICLES OF INCORPORATION
STATUTS CONSTITUTIFS

1.	The name of the corporation is:	Dénomination sociale de la société:

LIBERTY TAX HOLDING CORPORATION

2.	The address of the registered office is:	Adresse du siège social:

3300 Bloor St. W., Suite 780 West Tower

(Street & Number or R.R. Number & if Multi-Office Building give Room No.)
(Rue of numéro, ou numéro de la R.R. et, s’il s’agit d’un édifice à bureaux, numéro du bureau)

Etobicoke, ON	M8X2X2
(Name of Municipality or Post Office) (Nom de la municipalité ou du bureau de poste)	(Postal Code/Code postal)

3.	Number (or minimum and maximum number) of directors is:	Nombre (ou nombres minimal of maximal) d’administrateurs:
minimum of one (1)
maximum of ten (10)

4.	The first director(s) is/are:	Premier(s) administrateur(s):

First name, initials and surname Prénorm, initiales et nom de famille	Address for service, giving Street & No. or R.R. No., Municipality and Postal Code Domicile élu, y compris la rue et le numéro ou le numéro de la R.R., le nom de la municipalité et le code postal	Resident Canadian State Yes or No Résident Canadien Oul/Non

J. Richard Lockwood	812 Clearview Cres. London, Ontario N6H 4P7	Yes

Document prepared
using Fast Company,by
Do Process Software Ltd.,
Toronto, Ontario
(416) 322-6111

5.	Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.	Limites, s’il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la société.

There are no such restrictions on the business the Corporation may carry on or on the powers the Corporation may exercise.

6.	The classes and any maximum number of shares that the corporation is authorized to issue:	Catégories of nombre maximal, s’il y a lieu, d’actions que la société est autorisée à émettre:

The Corporation is authorized to issue an unlimited number of Common Shares and an unlimited number of Exchangeable shares.

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7.	Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

Droits, privilegés, restrictions et conditions, s’il y a lieu, rattachés à chaque catégorie d’actions et pouvoirs des administrateurs relatifs à chaque catégorie d’actions qui peut étre émise en série:

The Exchangeable Shares in the capital of the Corporation shall have the following rights, privileges, restrictions and conditions.

ARTICLE I

INTERPRETATION

For the purposes of these share provisions:

“Act” means the Business Corporations Act (Ontario), as amended.

“Board of Directors” means the Board of Directors of the Corporation.

“Business Day’ means any day other than a Saturday, a Sunday or a day when banks are not open for business in London, Ontario.

“Common Shares” means the common shares in the capital of the Corporation.

“Corporation” means Liberty Tax Holding Corporation, a corporation incorporated under the laws of the Province of Ontario.

“Data Tax” means DataTax Business Services Limited, a corporation incorporated under the laws of Province of Ontario.

“Exchangeable Share Amount” means, for each Exchangeable Share:

(a)                                  one share of JTH Class A Common Stock; plus

(b)                                 an additional amount equal to the full amount of all cash dividends declared and unpaid on such Exchangeable Share; plus

(c)                                  the stock or property, if any, representing non-cash dividends declared and unpaid on such Exchangeable Share.

“Exchangeable Share Consideration” means, for any acquisition of Exchangeable Shares pursuant to these share provisions or the Support Agreement:

(a)                                  certificates representing the aggregate number of shares of JTH Class A Common Stock deliverable in connection with such acquisition;

(b)                                 a cheque or cheques payable at par at any branch of the bankers of the payor in the amount of declared and unpaid cash dividends deliverable in connection with such acquisition; and

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(c)                                  such stock or property constituting any declared and unpaid non-cash dividends deliverable in connection with such acquisition.

provided that any such stock or property shall be duly issued as fully paid and non-assessable, in the case of stock, and free and clear of any lien, claim and encumbrance, security interest or adverse claim and provided further that such consideration shall be paid less any tax required to be deducted and withheld therefrom and without interest.

“Exchangeable Shares” means the Exchangeable Shares of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

“JTH” means JTH Tax Inc., a corporation organized and existing under the laws of the State of Delaware, and any successor corporation.

“JTH Call Notice” has the meaning set out in Section 6.3 of these share provisions.

“JTH Class A Common Stock” mean the shares of Class A common stock of JTH, having voting rights of one vote per share, and any other securities into which such shares may be changed.

“JTH Control Transaction” means (i) the entering into of an agreement providing for any merger, amalgamation, tender offer, material sale of shares or rights or interests therein or thereto or any similar transaction involving JTH, other than with an entity that controls, is controlled by or is under common control with JTH; (ii) the filing of any bankruptcy, insolvency or similar proceeding involving JTH, except to the extent that such a proceeding is dismissed within sixty (60) days of its filing; or (iii) the effectiveness of any registration statement for shares of JTH filed with the United States Securities and Exchange Commission.

“JTH Dividend Declaration Date” means the date on which the board of directors of JTH declares any dividend on the JTH Class A Common Stock.

“JTH Special Voting Stock” means the shares of Special Voting Preferred Stock issued by JTH to DataTax contemporaneously with the issuance of the Exchangeable Shares by the Corporation.

“Liquidation Amount” has the meaning set out in Section 5.1 of these share provisions.

“Liquidation Call Purchase Price” has the meaning set out in Section 5.3 of these share provisions.

“Liquidation Call Right” has the meaning set out in Section 5.3 of these share provisions.

“Liquidation Date” has the meaning set out in Section 5.1 of these share provisions.

“Purchase Price” has the meaning set out in Section 6.3 of these share provisions.

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“Redemption Amount” has the meaning set out in Section 7.1 of these share provisions.

“Redemption Call Right” has the meaning set out in Section 7.4 of these share provisions.

“Redemption Date” means the date, if any, established by the Board of Directors for the redemption by the Corporation of all but not less than all of the outstanding Exchangeable Shares pursuant to Article VII of these share provisions, which date shall be no earlier than October 1, 2011 unless:

(a)                                  there are fewer than 50,000 Exchangeable Shares outstanding (other than Exchangeable Shares held by JTH or any Subsidiary thereof, and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date prior to October 1, 2011 as they may determine, upon at least 30 days’ prior written notice to the registered holders of the Exchangeable Shares; or

(b)                                 a JTH Control Transaction occurs, in which case the Board of Directors may accelerate such redemption date to such date prior to October 1, 2011 as they may determine, upon such number of days’ prior written notice to the registered holders of the Exchangeable Shares as the Board of Directors may determine to be reasonably practicable in such circumstances.

“Redemption Call Purchase Price” has the meaning set out in Section 7.4 of these share provisions.

“Redemption Price” has the meaning set out in Section 7.1 of these share provisions.

“Retracted Shares” has the meaning set out in Section 6.1(i) of these share provisions.

“Retraction Amount” has the meaning set out in Section 6.1 of these share provisions.

“Retraction Call Right” has the meaning set out in Section 6.1(iii) of these share provisions.

“Retraction Date” has the meaning set out in Section 6.1(ii) of these share provisions.

“Retraction Request” has the meaning set out in Section 6.1 of these share provisions.

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“Subsidiary” of any person means each partnership, joint venture, corporation, association or other business entity of which more than 50% of the total voting power of shares of stock or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) which is owned or controlled, directly or indirectly, by such person.

“Support Agreement” means the Support Agreement between JTH and the Corporation, made as of October 16, 2001.

ARTICLE II

RANKING OF EXCHANGEABLE SHARES

Section 2.1

The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares with respect to: (i) the payment of dividends; and (ii) the distribution of the assets of the Corporation in the event of the liquidation dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

ARTICLE III

DIVIDENDS

Section 3.1

A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each JTH Dividend Declaration Date, declare a dividend on each Exchangeable Share (a) in the case of a cash dividend declared on the JTH Class A Common Stock, in an amount in cash for each Exchangeable Share equal to the cash dividend declared on each share of JTH Class A Common Stock or (b) in the case of a stock dividend declared on the JTH Class A Common Stock to be paid in JTH Class A Common Stock, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of shares of JTH Class A Common Stock to be paid on each share of JTH Class A Common Stock or (c) in the case of a dividend declared on the JTH Class A Common Stock in property other than cash or JTH Class A Common Stock, in such type and amount of property for each Exchangeable Share as is the same as the type and amount of property declared as a dividend on each share of JTH Class A Common Stock. Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation.

Section 3.2

The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable

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Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the JTH Class A Common Stock.

Section 3.3

If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

Section 3.4

Except as provided in this ARTICLE III the holders of Exchangeable Shares shall not be entitled to receive dividends in respect thereof.

ARTICLE IV

CERTAIN RESTRICTIONS

Section 4.1

So long as any of the Exchangeable Shares not owned by JTH or any subsidiary thereof are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 9.2 of these share provisions:

(a)                                  pay any dividends on the Common Shares, or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in any such other shares ranking junior to the Exchangeable Shares;

(b)                                 redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares;

(c)                                  except as provided for in the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, redeem or purchase any other shares of the Corporation;

(d)                                 issue any Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares or as contemplated by the Support Agreement; or

(e)                                  amend the articles or by-laws of the Corporation.

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ARTICLE V

DISTRIBUTION ON LIQUIDATION

Section 5.1

In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the “Liquidation Date”) of such Liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount equal to the Exchangeable Share Amount applicable on the last Business Day prior to the Liquidation Date (the “Liquidation Amount”).

Section 5.2

On or promptly after the Liquidation Date, and subject to the exercise by JTH of its overriding call right specified in Section 5.3 below, (a) the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share, together with certificates representing the same number of shares of JTH Class A Common Stock and such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the articles of the Corporation upon presentation and surrender of the certificates representing the Exchangeable Shares, and such additional documents and instruments as the Corporation may reasonably require, and (b) DataTax shall deliver to JTH for cancellation all outstanding shares of JTH Special Voting Stock issued by JTH. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares of the Exchangeable Share Consideration representing the total Liquidation Amount. On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the Exchangeable Share Consideration in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account or for safekeeping, in the case of non-cash items, with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be

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considered and deemed for all purposes to be the holders of the JTH Class A Common Stock delivered to them. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the holder, DataTax shall be deemed to still be a holder of JTH Special Voting Stock for purposes of all voting rights with respect thereto.

Section 5.3

(a)                             JTH shall have the overriding right (the “Liquidation Call Right”), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Corporation, to purchase from all but not less than all of the holders (other than JTH and any Subsidiary thereof) of Exchangeable Shares on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by JTH to the holder of the Exchangeable Share Amount applicable on the last Business Day prior to the Liquidation Date (the “Liquidation Call Purchase Price”). In the event of the exercise of the Liquidation Call Right by JTH, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to JTH on the Liquidation Date on payment by JTH to the holder of the Liquidation Call Purchase Price for each such share and the Corporation shall have no obligation to pay any Liquidation Amount to the holders of such shares so purchased by JTH.

(b)                            To exercise the Liquidation Call Right, JTH must notify the Corporation of its intention to exercise such right at least five Business Days before the Liquidation Date. The Corporation will notify the holders of Exchangeable Shares as to whether or not JTH has exercised the Liquidation Call Right forthwith after the expiry of the date by which the same may be exercised by JTH. If JTH exercises the Liquidation Call Right, on the Liquidation Date JTH will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

(c)                             For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, JTH shall deliver to the relevant holders, on or before the Liquidation Date, the Exchangeable Share Consideration representing the total Liquidation Call Purchase Price, in exchange for a certificate or certificates representing Exchangeable Shares. Provided that such Exchangeable Share Consideration has been so delivered to the relevant holders, on and after the Liquidation Date the rights of each holder of Exchangeable Shares will cease with respect to such shares and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the JTH Class A Common Stock delivered to it. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the holder, DataTax shall be deemed to still be a holder of JTH Special Voting Stock for purposes of all voting rights with respect thereto.

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ARTICLE VI

RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

Section 6.1

A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by JTH of the Retraction Call Right and otherwise upon compliance with the provisions of this ARTICLE VI, to require the Corporation to redeem the Exchangeable Shares registered in the name of such holder for an amount for each such Exchangeable Share equal to the Exchangeable Share Amount applicable on the last Business Day prior to the Retraction Date (the “Retraction Amount”). The Retraction Call Right may be exercised from time to time for all or a portion of the Exchangeable Shares, provided that no partial Retraction Call Right for the Exchangeable Shares may be exercised other than in increments equal to multiples of 10,000 Exchangeable Shares (subject to adjustment in the number of Exchangeable Shares pursuant to these share provisions).  To effect such redemption, the holder shall present and surrender at the registered office of the Corporation the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the articles of the Corporation and such additional documents and instruments as the Corporation may reasonably require, and DataTax shall deliver to JTH for cancellation the number of shares of JTH Special Voting Stock issued by JTH corresponding to the number of Exchangeable Shares subject to the Retraction Call Right (with the retraction of 10,000 Exchangeable Shares subject to adjustment in the number of Exchangeable Shares pursuant to the Share Provisions requiring the delivery for cancellation of 1 share of JTH Special Voting Stock). The holder shall also deliver a duly executed statement (the “Retraction Request”) in the form of Schedule A hereto or in such other form as may be acceptable to the Corporation:

(i)                                     specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the “Retracted Share”) redeemed by the Corporation;

(ii)                                  stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the “Retraction Date”), provided that the Retraction Date shall be not less than five Business Days nor more than 10 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the tenth Business Day after the date on which the Retraction Request is received by the Corporation; and

(iii)                               acknowledging the overriding right (the “Retraction Call Right”) of JTH to purchase all but not less than all the Retracted Shares

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directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to JTH in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 below.

Section 6.2

Subject to the exercise by JTH of the Retraction Call Right, upon receipt by the Corporation in the manner specified in Section 6.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7 below, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Amount with respect to each of such shares. If only a part of the Exchangeable Shares represented by any certificate are redeemed (or purchased by JTH pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

Section 6.3

Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify JTH thereof. In order to exercise the Retraction Call Right, JTH must notify the Corporation in writing of its determination to do so (the “JTH Call Notice”) within five Business Days of notification to JTH by the Corporation of the receipt by the Corporation of the Retraction Request. If JTH does not so notify the Corporation within such two Business Day period, the Corporation will notify the holder as soon as possible thereafter that JTH will not exercise the Retraction Call Right. If JTH delivered the JTH Call Notice within such two Business Day time period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7 below, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to JTH in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and JTH shall purchase from such holder and such holder shall sell to JTH on the Retraction Date the Retracted Shares for a purchase price (the “Purchase Price”) per share equal to the Retraction Amount per share. For the purpose of completing a purchase pursuant to the Retraction Call Right, JTH shall deliver to the relevant holder, on or before the Retraction Date the Exchangeable Share Consideration representing the total Purchase Price. Provided that such Exchangeable Share Consideration has been so delivered to the relevant holder, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that JTH does not deliver a JTH Call Notice within such two Business Day period or otherwise comply with these Exchangeable Share provisions in respect thereto, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7 below, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this ARTICLE VI.

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Section 6.4

On the Retraction Date, the Corporation or JTH, as the case may be, shall deliver to the relevant holder, at the address specified in the holders Retraction Request, the Exchangeable Share Consideration representing the total Retraction Amount or the total Purchase Price, as the case may be, and such delivery of such Exchangeable Share Consideration to the relevant holder shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Amount or total Purchase Price, as the case may be, unless any cheque included therein is not paid on due presentation.

Section 6.5

On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Amount or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Amount or the total Purchase Price, as the case may be, shall not be made, in which case the rights of such holder shall remain unaffected until the total Retraction Amount or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Amount or the total Purchase Price, as the case may be, have been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by JTH shall thereafter be considered and deemed for all purposes to be a holder of the JTH Class A Common Stock delivered to it. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the holder, DataTax shall be deemed to still be a holder of the corresponding JTH Special Voting Stock for purposes of all voting rights with respect thereto.

Section 6.6

Notwithstanding any other provision of this ARTICLE VI, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that JTH shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to the nearest whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares or the redemption by the Corporation of any other Exchangeable Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares and Exchangeable Shares on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate,

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at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7 below, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 of these share provisions as a result of liquidity or solvency requirements of applicable law shall be deemed by giving the Retraction Request to require JTH to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by JTH to such holder of the Purchase Price for each such Retracted Share, and JTH shall make such purchase.

Section 6.7

A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to JTH shall be deemed to have been revoked.

ARTICLE VII

REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

Section 7.1

Subject to applicable law, and provided JTH has not exercised the Redemption Call Right, the Corporation shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share equal to the Exchangeable Share Amount applicable on the last Business Day prior to the Redemption Date (the “Redemption Amount”) which shall be satisfied in full by the Corporation causing to be delivered to each holder of Exchangeable Shares the Exchangeable Share Consideration (the “Redemption Price”).

Section 7.2

In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation shall, at least 60 days before the Redemption Date (other than a Redemption Date established in connection with a JTH Control Transaction), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by JTH under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with a JTH Control Transaction, the written notice of redemption by the Corporation or the purchase by JTH under the Redemption Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

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Section 7.3

On the Redemption Date and subject to the exercise by JTH of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Exchangeable Share Consideration representing the total Redemption Price in exchange for a certificate or certificates representing Exchangeable Shares. Provided that such Exchangeable Share Consideration has been so delivered to the relevant holders, on and after the Redemption Date, the rights of holders of Exchangeable Shares will cease with respect to such shares and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the JTH Class A Common Stock delivered to it. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the holder, DataTax shall be deemed to still be a holder of JTH Special Voting Stock for purposes of all voting rights with respect thereto.

Section 7.4

JTH shall have the overriding right (the “Redemption Call Right”), notwithstanding the proposed redemption of the Exchangeable Shares by the Corporation pursuant to this Article 7, to purchase from all but not less than all of the holders (other than JTH and any Subsidiary thereof) of Exchangeable Shares on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by JTH to the holder of the Exchangeable Share Amount applicable on the last Business Day prior to the Redemption Date (the “Redemption Call Purchase Price”). In the event of the exercise of the Redemption Call Right by JTH, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to JTH on the Redemption Date on payment by JTH to the holder of the Redemption Call Purchase Price for each such share.

Section 7.5

To exercise the Redemption Call Right, JTH must notify the Corporation of its intention to exercise such right at least five Business Days before the Redemption Date. The Corporation will notify the holders of Exchangeable Shares as to whether or not JTH has exercised the Redemption Call Right forthwith after the expiry of the date by which the same may be exercised by JTH. If JTH exercises the Redemption Call Right, on the Redemption Date JTH will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

Section 7.6

For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, JTH shall deliver to the relevant holders, on or before the Redemption Date the Exchangeable Share Consideration representing the total Redemption Call Purchase Price, in exchange for a certificate or certificates representing Exchangeable Shares. Provided that such Exchangeable Share Consideration has been so delivered to the relevant holders, on and after the Redemption Date the rights of each holder of Exchangeable Shares will cease with respect to such shares and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the JTH Class A Common

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Stock delivered to it. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the holder, DataTax shall be deemed to still be a holder of JTH Special Voting Stock for purposes of all voting nights with respect thereto.

To effect such redemption, the holder shall present and surrender at the registered office of the Corporation the certificate or certificates representing the Exchangeable Shares which the Corporation desires to redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the articles of the Corporation and such additional documents and instruments as the Corporation may reasonably require, and DataTax shall deliver to JTH for cancellation the number of shares of JTH Special Voting Stock issued by JTH.

ARTICLE VIII

VOTING RIGHTS

Section 8.1

Except as required by applicable law and the provisions hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

ARTICLE IX

AMENDMENT AND APPROVAL

Section 9.1

The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but, except as hereinafter provided, only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

Section 9.2

Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by written resolution signed by the holders of all of the Exchangeable Shares or by resolution passed by not less than two-thirds of the votes cast on such resolution by persons represented in person or by proxy at a meeting of holders of Exchangeable Shares duly called and held at which the holders of a least 50% of the outstanding Exchangeable Shares at that time are present or represented by proxy (excluding Exchangeable Shares beneficially owned by JTH or its Subsidiaries). If at any such meeting the holders of at least 50% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not

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less than 13 days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution by persons represented in person or by proxy at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

ARTICLE X

RECIPROCAL CHANGES, ETC. IN RESPECT OF JTH CLASS A COMMON STOCK

Section 10.1

(a)                                  Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that JTH will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions:

(i)           issue or distribute JTH Class A Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire JTH Class A Common Stock) to the holders of all or substantially all of the then outstanding JTH Class A Common Stock by way of stock dividend or other distribution other than an issue of JTH Class A Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire JTH Class A Common Stock) to holders of JTH Class A Common Stock who exercise an option to receive dividends in JTH Class A Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire JTH Class A Common Stock) in lieu of receiving cash dividends; or

(ii)          issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding JTH Class A Common Stock entitling them to subscribe for or to purchase shares of JTH Class A Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of JTH Class A Common Stock); or

(iii)         issue or distribute to the holders of all or substantially all of the then outstanding shares of JTH Class A Common Stock (A) shares or securities of JTH of any class other than JTH Class A Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire JTH Class A Common Stock), (B) rights, options or warrants other than those referred to in Section 10.1 (a)(ii) above, (C) evidences of indebtedness of JTH or (D) assets of JTH;

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unless the Corporation is permitted under applicable law to issue or distribute the equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets to holders of the Exchangeable Shares and the Corporation shall issue or distribute such rights, options, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares.

(b)                                 Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that JTH will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions:

(i)            subdivide, redivide or change the then outstanding shares of JTH Class A Common Stock into a greater number of shares of JTH Class A Common Stock; or

(ii)           reduce, combine or consolidate or change the then outstanding shares of JTH Class A Common Stock into a lesser number of shares of JTH Class A Common Stock; or

(iii)          reclassify or otherwise change the shares of JTH Class A Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the shares of JTH Class A Common Stock;

unless the Corporation is permitted under applicable law to simultaneously make the same or an equivalent change to, or in the rights to holders of, the Exchangeable Shares and the same or an equivalent change is made to, or in the rights of the holders of, the Exchangeable Shares.

The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions.

ARTICLE XI

ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

Section 11.1

The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by JTH with all provisions of the Support Agreement and with all provisions of JTH’s Restated Certificate of Incorporation applicable to the Corporation and JTH, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant thereto.

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Section 11.2

The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(a)                             adding to the covenants of the other party or parties to such agreements for the protection of the Corporation or the holders of Exchangeable Shares; or

(b)                            making such provisions or modifications not inconsistent with such agreements as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with independent counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

(c)                             making such changes in or corrections to such agreements which, on the advice of independent counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, alter consultation with independent counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

ARTICLE XII

LEGEND

Section 12.1

The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the Support Agreement.

Section 12.2

Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, in each case, in favour of JTH, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of JTH as therein provided.

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Section 12.3

The Corporation and JTH shall be entitled to deduct and withhold from any consideration payable to any holder of Exchangeable Shares such amounts as the Corporation or JTH are required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Corporation and JTH are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Corporation and JTH, as the case may be, to enable it to comply with such deduction or withholding requirement and the Corporation and JTH shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

ARTICLE XIII

MISCELLANEOUS

Section 13.1

Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President of the Corporation. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

Section 13.2

Any presentation and surrender by a holder of Exchangeable Shares to the Corporation of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation, in each case addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

Section 13.3

Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if

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given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

Section 13.4

All Exchangeable Shares acquired by the Corporation upon the redemption or retraction thereof shall be cancelled.

Section 13.5

The Corporation may assign, transfer or otherwise convey its rights or obligations under these share provisions to any affiliate of the Corporation without the consent of any other party provided that such affiliate agrees to be bound by the terms of the share provisions.

The rights, privileges, restrictions and conditions attaching to the common shares are as follows:

A.                              Payment of Dividends: The holders of the common shares shall be entitled to receive dividends if, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the board of directors may from time to time determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or rateably with the holders of the common shares, the board of directors may in their sole discretion declare dividends on the common shares to the exclusion of any other class of shares of the Corporation.

B.                                Participation upon Liquidation, Dissolution or Winding-Up: In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the common shares shall, subject to the rights of the holders of any other class of shares of the Corporation entitled to receive the assets of the Corporation upon such a distribution in priority to or rateably with the holders of the common shares, be entitled to receive the remaining property and assets of the Corporation.

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C.                                Voting Rights: The holders of the common shares shall be entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Corporation and to 1 vote in respect of each common share held at all such meetings.

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SCHEDULE A

RETRACTION REQUEST

To Liberty Tax Holding Corporation (the “Corporation”) and JTH Tax Inc. (“JTH”)

This notice is given pursuant to Article 6 of the provisions (the “Share Provisions”) attaching to the Exchangeable Shares of the Corporation represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Article 6 of the Share Provisions:

☐            all share(s) represented by this certificate; or

☐                                  share(s) only represented by this certificate.

The undersigned hereby notifies the Corporation that the Retraction Date shall be                                              .

NOTE: The Retraction Date must be a Business Day and must not be less than 5 Business Days nor more than 10 Business Days after the date upon which this notice is received by the Corporation. If no such Business Day is specified above, the Retraction Date shall be deemed to be the 10th Business Day after the date on which this notice is received by the Corporation.

The undersigned acknowledges the overriding Retraction Call Right of JTH to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to JTH in accordance with the Retraction Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. This Retraction Request and this offer to sell the Retracted Shares to JTH may be revoked and withdrawn by the undersigned only by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, JTH shall purchase the unredeemed Retracted Shares in accordance with the terms of its Retraction Call Right, all as more specifically provided in the Share Provisions.

The undersigned hereby represents and warrants to the Corporation and JTH that the undersigned:

☐            is

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(select one)

☐            is not

a non-resident of Canada for purposes of the Income Tax Act (Canada). The undersigned acknowledges that in the absence of an indication that the undersigned is not a non-resident of Canada, withholding on account of Canadian tax may be made from amounts payable to the undersigned on the redemption or purchase of the Retracted Shares.

The undersigned hereby represents and warrants to the Corporation and JTH that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation or JTH, as the case may be, free and clear of all liens, claims and encumbrances.

(Date)	(Signature of Shareholder)	(Guarantee of Signature)

☐            Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Corporation’s offices, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Corporation may require, must be deposited with the Corporation. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:

Name of Person in Whose Name Securities

Are to be Registered, Issued or Delivered (please print):

Street Address or P.O. Box:

Signature of Shareholder:

City, Province and Postal Code:

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Signature Guaranteed by:

NOTE: If this Retraction Request is for less than all of the shares represented by this certificate, a certificate representing the remaining share(s) of the Corporation represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).

For Ministry Use Only A l’usage exclusif du ministère	Ontario Corporation Number Numéro de la société en Ontario 1483313

Ministry of Consumer and	Ministèro des Services aux consommateurs at aux entreprises CERTIFICAT Ceci certifie que les présents status entrent en vigueur le
Ontario Business Services CERTIFICATE This is to certify that these articles are effective on

OCTOBER 1 7 OCTOBRE, 2005

/s/ [ILLEGIBLE]
Director / Directrice Business Corporations Act / Lol sur les société per actions

Form 3 Business Corporations Act	Formule 3 Lol sur les sociétés par actions

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

1.	The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale actuelle de la société (écrire en LETTRES MAJUSCULES SEULEMENT):
LIBERTY TAX HOLDING CORPORATION

2.	The name of the corporation is changed to (if applicable):(Set out in BLOCK CAPITAL LETTERS) Nouvelle dénomination sociale de la société (s’il y a lieu) (écrire° en LETTRES MAJUSCULES SEULEMENT):

3.	Date of incorporation/amalgamation: Date de la constitution ou de la fusion:

2001 - October - 16
(Year, Month, Day)
(année, mols, Jour)

4.

Complete only If there is a change in the number of directors or the minimum / maximum number of directors. II faut remplir cette partie seulement si le nombre d’administrateurs ou si le nombre minimal ou maximal d’administrateurs a change.

	Number of directors is/are:	or	minimum and maximum number of directors is/are:
	Nombre d’administrateurs:	ou	nombres minimum et maximum d’administrateurs:
	Number	or	minimum and maximum
	Nombre	ou	minimum et maximum

5.	The articles of the corporation are amended as follows:
Les statuts de la société sont modifiés de la façon suivante :

(A)     To create a stock split on the issued and outstanding Exchangeable shares on a 1:5 basis such that each one (1) issued Exchangeable share will become five (5) Exchangeable shares in the capital of the Corporation.

Document prepared
using Fast Company, by
Do Process Software Ltd.,
Toronto, Ontario

(416) 322-6111

07119 (03/2003)

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6.

The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act.

La modification a éte dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la Lol sur les sociétés par actions.

7.

The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on

Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le

2005 - June - 24
(Year, Month, Day)
(année, mois, jour)

These articles are signed in duplicate.

Les présents statuts sont signés en double exemplaire.

LIBERTY TAX HOLDING CORPORATION
(Name of Corporation) (If the name is to be changed by these articles set out current name)
(Dénomination sociate de la société) (Si l’on demande un changement de nom, Indiquer ci-dessus la dénomination sociale actuelle).

By/
Par:

/s/ John Hewitt	Chief Executive Officer
(Signature)	(Description of Office)
(Signature)	(Fonction)

John Hewitt

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8.	The issue, transfer or ownership of shares is / is not restricted and the restrictions (if any) are as follows:	L’émission, le transfert ou la propriété d’actions est/ n’est pas restreint. Les restrictions, s’ll y a lieu, sont les suivantes:

No share in the capital of the Corporation shall be transferred without the consent of the directors expressed by the votes of a majority of the directors at a meeting of the directors or by an instrument or instruments signed by all of the directors.

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9.	Other provisions, (if any):	Autres dispositions, s’il y a lieu:

(a)

The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment and have continued after the termination of that employment to be shareholders of the Corporation, is limited to not more than 50, 2 or more persons who are the joint registered owners of 1 or more shares being counted as 1 shareholder.

	(b)	Any invitation to the public to subscribe for shares or securities of the Corporation is prohibited.

(c)

Without limiting in any manner the powers of the directors of the Corporation under the Business Corporations Act, (R.S.O. 1990), as now enacted or hereafter amended, repealed and re-enacted or replaced, the directors of the Corporation may, without authorization of the shareholders, authorize the Corporation by authentic deed, for the purpose of securing any bonds, debentures or debenture stock which it is by law entitled to issue, to hypothecate, mortgage or pledge any property, movable or immovable, present or future, which it may own in Quebec.

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10.	The names and addresses of the incorporators are Nom et adresse des fondateurs	Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code

First name, initials and last name or corporate name Prénom, initiate et nom de famille ou dénomination sociale	Domicile élu, adresse du siége social ou adresse de l’établissement principal, y compris la rue et le numéro, le numéro de la R.R., le nom de la municipalité et le code postal

J. Richard Lockwood	812 Clearview Cres.
London, Ontario N6H 4P7

These articles are signed in duplicate.	Les présents statuts sont signés en double exemplaire.

Signatures of incorporators/Signatures des fondateurs

/s/ J. Richard Lockwood
J. Richard Lockwood

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